Exhibit 107.1

Calculation of Filing Fee Tables

F-3

(Form Type)

Seadrill Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common shares, par value $0.01 per share	Other(4)	24,763,163	N/A(3)	$913,141,635.63 (4)	0.00011020	$ 100,628.21

	Total Offering Amounts					$913,141,635.63		$100,628.21

	Total Fees Previously Paid							$ —

	Total Fee Offsets							$100,628.21(5)

	Net Fee Due							$ —

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Seadrill Limited	F-3	333-271897	5/12/2023 (withdrawn 5/15/2023)		$100,628.21(5)	Equity	Common shares, par value $0.01 per share	24,763,163	$913,141,635.63

Fee Offset Sources	Seadrill Limited	F-3	333-271897		5/12/2023 (withdrawn 5/15/2023)						$100,628.21
(1)

Represents common shares, par value $0.01 (“Common Shares”), of Seadrill Limited previously issued to selling shareholders and registered for resale hereby. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of the registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)

The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.

(3)

The proposed maximum offering price per Common Share will be determined from time to time by the selling shareholders in connection with, and at the time of, the sale by the selling shareholders of the Common Shares registered hereunder.

(4)

Calculated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act. The average of the high and low prices of Common Shares reported by the New York Stock Exchange on May 9, 2023 was $36.875 per Common Share.

(5)

The registrant previously registered 24,763,163 Common Shares for resale by selling shareholders pursuant to a Registration Statement on Form F-3 (File No. 333-271897) filed with the Securities and Exchange Commission on May 12, 2023, which the registrant subsequently withdrew on May 15, 2023 (the “Withdrawn Registration Statement”). The registrant paid $100,628.21 in registration fees in connection with filing the Withdrawn Registration Statement. As of the date of this registration statement, none of these Common Shares were sold under the Withdrawn Registration Statement, leaving the balance of 24,763,163 Common Shares unsold under the Withdrawn Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $100,628.21 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Withdrawn Registration Statement and were not sold thereunder will continue to be applied to the securities included in this registration statement.